UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2010

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 20, 2010, The Providence Service Corporation’s (the “Company”) Board of Directors adopted The Providence Service Corporation Compliance and Ethics Program and Code of Conduct (the “CEP”) which amended and updated the Company’s previously effective Code of Conduct and Ethics, the Code of Ethics for Senior Financial Officers and Corporate Ethics Program (collectively, the “Prior Code of Ethics”). The CEP merged the Prior Code of Ethics into one integrated document and applies to all employees, including executive officers, and directors of the Company. Portions of the CEP make up the code of conduct and ethics required by the rules and regulations of the Securities and Exchange Commission and the NASDAQ Global Select Market (the “Code of Conduct”). The Code of Conduct provides greater detail and clarity regarding standards of conduct including, among other things, employment of relatives, gifts and entertainment and political activities and contributions. Further, the Code of Conduct included technical, administrative and other non-substantive changes.

The CEP, which includes the Code of Conduct, is available on the Company’s website at www.provcorp.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: August 26, 2010	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

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